Exhibit 99.9


                                   [FORM OF]
                        INSTRUCTIONS BY BENEFICIAL OWNERS
                          TO BROKERS OR OTHER NOMINEES

                            WHITE RIVER CAPITAL, INC.

                        3,500,000 SHARES OF COMMON STOCK
               OFFERED PURSUANT TO A SUBSCRIPTION OFFERING MADE TO
                  SHAREHOLDERS OF UNION ACCEPTANCE CORPORATION

    (accompanying letter from brokers or other nominees to beneficial owners)

     The undersigned acknowledge(s) receipt of your letter and the materials enclosed with or referred to in your letter relating to the subscription offering (the "Subscription Offering") by White River Capital, Inc. ("White River") for shares of its common stock, without par value (the "White River Common Stock").

     This will instruct you regarding subscribing to purchase White River Common Stock for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Proxy Statement/Prospectus and the related "Instructions for Subscribing for Shares of White River Capital, Inc."

box 1.   |_|   Please do not subscribe for shares of White River Common Stock.

box 2.   |_|   Please  subscribe  for shares of White River  Common Stock as set forth below:

                                   NUMBER
                                 OF SUBSCRIPTION
                                    SHARES            PRICE           PAYMENT
                                 -----------------------------------------------
  Basic Subscription Amount*:       _____     X    $  10.00    =    $ ________ (Line 1)

  Oversubscription Amount:          _____     X    $  10.00    =    $ ________ (Line 2)

                                      Total Payment Required   =    $ ________
                                       (Sum of Lines 1 and 2; must equal total
                                         of amounts in boxes 3 and 4 below)

*SEE BOX 7 BELOW TO DETERMINE YOUR MAXIMUM BASIC SUBSCRIPTION RIGHTS. YOU MAY PURCHASE THE NUMBER OF WHOLE SHARES OF WHITE RIVER COMMON STOCK EQUAL TO YOUR OWNERSHIP PERCENTAGE OF THE UAC COMMON STOCK AS OF THE RECORD DATE TIMES THE TOTAL SHARES BEING OFFERED TO UAC SHAREHOLDERS IN THE SUBSCRIPTION OFFERING (3,500,000), SUBJECT TO POTENTIAL REDUCTION BY WHITE RIVER ON A PRO RATA BASIS TO THE EXTENT NECESSARY TO ACCOMMODATE MINIMUM INVESTMENTS BY STANDBY PURCHASERS. ANY SUBSCRIPTION IN EXCESS OF YOUR BASIC SUBSCRIPTION RIGHTS MUST BE SHOWN AS AN OVERSUBSCRIPTION AMOUNT.

box 3.   |_|   The undersigned  ("Subscriber")  hereby  represents to you, White
               River and the subscription agent as follows:

          1. Subscriber has been advised that the White River Common Stock is subject to certain restrictions on transfer and ownership contained in White River's Articles of Incorporation and certain ownership disclosure obligations contained in White River's Code of By-Laws, which are included in the Proxy Statement/Prospectus. Subscriber hereby agrees to comply with and be bound by such restrictions and obligations as are set forth in White River's Articles of Incorporation and Code of By-Laws, as amended from time to time.

          2. The Oversubscription Amount for which Subscriber is subscribing as set forth on box 2 will not cause Subscriber's beneficial ownership percentage (determined based on economic interests held by or attributable to Subscriber) after completion of the Subscription Offering to exceed the greater of (1) 4.9% of White River Common Stock outstanding or (2) the percent equal to Subscriber's Ownership Percentage.

          3.   As  of  the   date  of  this   instruction   letter,   Subscriber
               beneficially owns the number of shares of White River Common Stock set forth in box 7 (giving effect to the share exchange described in the Proxy Statement/Prospectus). As of the Record Date (June 8, 2005), Subscriber beneficially owned the number of shares of UAC common stock set forth on box 7 as Subscriber's "UAC Record Date Holdings."

box 4.   |_|   Payment in the following amount is enclosed: $_______________

box 5.   |_|   Please deduct  payment from the following  account  maintained by you as follows:

______________________________      ____________________________________________
      Type of Account                                 Account No.

Amount to be deducted:     $
                            ----------------------------------------------------

box 6.   |_|   Please  transfer  my  subscription  opportunity  and  issue a new
               Subscription  Agreement  pursuant  to and in  accordance  with my instructions set forth below. The undersigned hereby certifies to you,  White River,  and  Computershare  Trust Company of New York
               (the Subscription Agent),  subject to penalties of perjury,  that the  transferee  named below is an Affiliate or Related Party (as those  terms are  defined in the Proxy  Statement/Prospectus  and related  Instructions).  Unless other  instructions  are provided with this instruction,  the Subscription Agent should deliver the
               Subscription   Agreement   for   the   transferred   subscription
               opportunity to the address provided below.

Number of shares as to which the subscription opportunity
   should to be Transferred:                               _____________________

Name of Transferee:                                        _____________________

Address for Delivery of Subscription Agreement for Transferred Subscriptions:

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------
                                      -2-
box 7.  Holdings.  [Complete  the following  based on your  economic  beneficial ownership.]

(a) Record Date holdings of UAC Common Stock:           _________________ shares

(b)  Basic Subscription  Amount [multiply (a)
     times  0.112834 and round to the nearest
     integer]                                           _________________ shares

(c)  Number of shares of White  River  Common
     Stock    beneficially   owned   by   the
     undersigned   as  of  the  date   hereof
     (giving effect to the Share Exchange):*            _________________ shares




Date: __________________, 2005
                                   ---------------------------------------------


                                   ---------------------------------------------

                                   Signature(s)

                                   (Please sign exactly as your
                                   name appears above.  Joint
                                   owners should each sign
                                   personally. Where applicable,
                                   please indicate your official
                                   position or representative
                                   capacity.)


                                   Please type or print name(s) below


                                   ---------------------------------------------



* If the share exchange has not yet occurred, this will be determined by dividing the number of shares of UAC you beneficially own on the date hereof by 100 rounding down to the nearest integer. If this instruction is submitted after the share exchange is effected, this will represent the shares of White River you acquire in the share exchange (1 share for every 100 shares of UAC you hold on the date of the share exchange rounding down to the nearest integer) plus any shares of White River beneficial ownership of which you have subsequently acquired by any means.

                                      -3-